     As filed with the Securities and Exchange Commission on August 14, 2001

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          SATCON TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              04-2857552
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

161 FIRST STREET, CAMBRIDGE, MASSACHUSETTS                       02142
(Address of Principal Executive Offices)                       (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               DAVID B. EISENHAURE
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                          SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                       CAMBRIDGE, MASSACHUSETTS 02142-1221
                     (Name and Address of Agent For Service)
                                 (617) 661-0540
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                           Proposed Maximum
Title of Securities        Amount to be       Proposed Maximum Offering   Aggregate Offering        Amount of
to be Registered            Registered             Price Per Share               Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share      1,200,000 shares        $8.250 - 17.00 (1)          $12,197,792(1)            $3,050
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of
     (a) $11.1107, the weighted average exercise price of the 826,100 shares subject to outstanding stock option grants under the Registrant's 2000 Stock Incentive Plan, at prices ranging from $8.250 to $17.00, and (b) the average of the high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on August 9, 2001 ($8.075), in accordance with Rule 457(c) under the Securities Act of 1933, as amended, for the 373,900 shares issuable under the Registrant's 2000 Stock Incentive Plan which are not subject to outstanding options.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of Delaware General Corporation Law, as amended, enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty. Article NINTH of the Registrant's Certificate of Incorporation, as amended, eliminates in certain circumstances the liability of directors of the Registrant for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director
(i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

         Section 145 of Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         In accordance with Section 145, the Registrant's Bylaws, as amended, include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits of proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests of the Registrant. With respect to matters as to which the Registrant's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Registrant's Bylaws, as amended, provide for indemnification only to the extent that the Registrant determines that such person acted in good faith and in a manner not opposed to the best interests of the Registrant.

         However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification as it relates to federal securities laws is against public policy and, therefore, unenforceable. Further, insofar as limitations may be so permitted pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

         In addition, Section 145 permits the Registrant to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Registrant or any person serving at the request of the Registrant as an officer, director, employee or agent of another corporation serving as described above whether or not the Registrant would have the power to indemnify him under
Section 145. The Registrant has a directors and officers liability policy that insures the Registrant's officers and directors against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 14th day of August, 2001.

                                 SATCON TECHNOLOGY CORPORATION

                                 By: /s/ DAVID B. EISENHAURE
                                     ------------------------------------------
                                     David B. Eisenhaure
                                     President, Chief Executive Officer
                                     and Chairman of the Board

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of SatCon Technology Corporation, hereby severally constitute and appoint David B. Eisenhaure, Michael C. Turmelle and Jeffrey N. Carp, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SatCon Technology Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                TITLE                             DATE
/s/ DAVID B. EISENHAURE                    President, Chief Executive                August 14, 2001
----------------------------               Officer and Chairman of the
David B. Eisenhaure                        Board  (Principal Executive
                                           Officer)

/s/ SEAN F. MORAN                          Vice President of Finance,               August 14, 2001
----------------------------               Chief Financial Officer and
Sean F. Moran                              Treasurer (Principal Financial and
                                           Accounting Officer)

/s/ MICHAEL C. TURMELLE                    Vice President, Chief Operating           August 14, 2001
----------------------------               Officer and Director
Michael C. Turmelle

                                      -5-

/s/ JAMES L. KIRTLEY, JR.                  Vice President, Chief Scientist           August 14, 2001
----------------------------               and Director
James L. Kirtley, Jr.

/s/ MARSHALL J. ARMSTRONG                  Director                                  August 14, 2001
----------------------------
Marshall J. Armstrong

/s/ ALAN P. GOLDBERG                       Director                                  August 14, 2001
----------------------------
Alan P. Goldberg

/s/ THOMAS A. HURKMANS                     Director                                  August 14, 2001
----------------------------
Thomas A. Hurkmans

/s/ GERALD L. WILSON                       Director                                  August 14, 2001
----------------------------
Gerald L. Wilson

                                INDEX TO EXHIBITS

NUMBER   DESCRIPTION

4.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

4.2 Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File
         No. 33-49286).

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

4.4 Bylaws Amendment of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

4.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August
         25, 1999.

4.6      Certificate of Designation of Series and Statement of Variations of
         Relative Rights, Preferences and Limitations of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's
         Current Report on Form 8-K dated August 25, 1999.

4.7 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000, is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 2000.

4.8 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 4, 2001, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

5.1      Opinion of Hale and Dorr LLP, counsel to the Registrant.

23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1).


23.2     Consent of Arthur Andersen LLP.

23.3     Consent of Arthur Andersen LLP.

23.4     Consent of PricewaterhouseCoopers LLP.

23.5     Consent of PricewaterhouseCoopers LLP.

23.6     Consent of Deloitte & Touche LLP.

24.1 Power of attorney (included on the signature pages of this registration statement).